EXHIBIT 23.2. Consent of Independent Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 19, 2006 appearing in the Annual Report on Form 10-KSB of Sterling Group Ventures, Inc. for the year ended May 31, 2006 and to all references to our Firm included in this Registration Statement.

"AMISANO HANSON"

Amisano Hanson, Chartered Accountants
Vancouver, Canada
September 27, 2006